Exhibit 99.1

Editorial Contacts:	Investor Contact:
Caroline Yu	Marshall Mohr
Adaptec, Inc.	Adaptec, Inc.
(408) 957-2324	(408) 957-6773
caroline_yu@adaptec.com	marshall_mohr@adaptec.com

Katey Stewart

Horn Group, Inc. for Adaptec

(312) 371-9973

kstewart@horngroup.com

ADAPTEC REPORTS FIRST QUARTER FY 2005 RESULTS

•                  Q1 Revenue: $115.5 million

•                  Q1 Earnings per Share: $0.00 GAAP; $0.06 Pro Forma

•                  Q1 Operating Cash Flow: $8.2 million

MILPITAS, Calif., July 29, 2004 – Adaptec, Inc. (NASDAQ:ADPT), a global leader in storage solutions, today reported its financial results for the quarter ended June 30, 2004.

Net revenue for the first quarter of fiscal 2005 was $115.5 million, compared with $107.3 million for the first quarter of fiscal 2004 and $121.3 million for the fourth quarter of fiscal 2004.

Net income for the first quarter of fiscal 2005 on a generally accepted accounting principles (GAAP) basis was $0.01 million, or $0.00 per share, compared with net income of $40.8 million, or $0.33 per share, for the first quarter of fiscal 2004 and net income of $24.9 million, or $0.22 per share, for the fourth quarter of fiscal 2004.

Pro forma net income for the first quarter of fiscal 2005 was $6.4 million, or $0.06 per share, compared with $3.6 million, or $0.03 per share, for the first quarter of fiscal 2004 and $6.6 million, or $0.06 per share, for the fourth quarter of fiscal 2004. A reconciliation between GAAP and pro forma net income is provided in the attached tables.

On June 29, 2004, Adaptec licensed and purchased certain RAID data-protection intellectual property, RAID products and expertise from IBM. Under the agreement, Adaptec will deliver RAID controllers to IBM for its eServer iSeries and pSeries servers. The transaction was completed at the end of the first quarter, so it did not affect Adaptec’s revenue or costs other than the Company included a GAAP charge of $3.0 million associated with the write-off of purchased in-process technology. The purchase price was approximately $49 million, which excludes amounts due to IBM for future use of design tools and other items. Adaptec expects the RAID product offerings enabled by this transaction to yield approximately $150 million in new revenue opportunities over the next three years.

On July 23, 2004, Adaptec completed the acquisition of Snap Appliance, Inc., the worldwide volume leader in network-attached storage (NAS) solutions. The purchase price, including future cash and stock compensation, was approximately $100 million, which represents approximately $91 million of cash and $9 million of assumed stock options. Adaptec expects the transaction to generate more than $40 million in new revenue over the next four quarters and expects the acquisition to be accretive to Adaptec by the end of this calendar year.

“Adaptec made great progress last quarter from a strategic perspective,” said Robert N. Stephens, president and chief executive officer of Adaptec. “Our Snap Appliance and IBM RAID acquisitions, 43 design wins for serial technologies and our tight cost controls, further strengthen both our top- and bottom-line growth prospects.”

Business Highlights

•                  Adaptec completed its acquisition of Snap Appliance, the worldwide volume leader in NAS. The acquisition extends Adaptec’s expansion into the external storage market. With Snap Appliance, Adaptec will deliver a broad product portfolio of solutions that include direct-attached storage (DAS), NAS, as well as Fibre Channel and IP storage-area networks (SANs) to meet customer needs both inside and outside the data center.

•                  Adaptec expanded its RAID data-protection capabilities with the licensing and acquisition of intellectual property, products and expertise from IBM. Under the agreement, Adaptec will deliver RAID controllers to IBM for its eServer iSeries and pSeries servers.

•                  Adaptec has secured 39 OEM design wins for Serial ATA controllers and 4 design wins for its next-generation SCSI, Serial Attached SCSI, ASIC.

•                  Adaptec won two prestigious industry awards that demonstrate the Company’s continued technology leadership:

•                  The Adaptec File Saver ESA1500 won the “Best of CeBIT America” award. Adaptec File Saver, a member of Adaptec’s growing family of external storage arrays, was among the products and services evaluated at CeBIT America for innovation, technical breakthrough and creativity of design.

•                  Adaptec’s iSCSI host bus adapter won Network Computing’s “Well-Connected Award” for the networking industry’s best products and services. The Adaptec 7211 iSCSI adapter topped two competitors in key performance and usability criteria, including installation and setup, data throughput and server CPU utilization.

Conference Call

Adaptec’s FY 2005 first-quarter earnings conference call is scheduled for 1:45 p.m. PDT on July 29, 2004. The dial-in number for the conference call is (706) 679-0658. Individuals may also participate free via Web cast by visiting www.adaptec.com 15 minutes prior to the call. A telephone replay will be made accessible through August 7, 2004, at (800) 642-1687, access code 8350724. A replay will also be available via Adaptec’s Web site.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content. Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners. Adaptec solutions are in use by enterprises, ISPs, medium and small businesses and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements regarding our market opportunities, expectations regarding future revenue and product deliveries associated with the transactions with IBM and Snap Appliance, Inc. and our top- and bottom-line growth prospects. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: The IBM and Snap businesses are new to Adaptec and Adaptec may not be able to accurately predict their  future operating results; integration and other risks inherent in merger and acquisition transactions; costs associated with strategic alliances could adversely affect our operations; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the adverse effects of the intense competition we face in our business, and the continued effects of the current economic slowdown in the technology sector. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended March 31, 2004, on file with the Securities and Exchange Commission, and to the reports that we will file with the Securities and Exchange Commission in 2004. Adaptec assumes no obligation to update this information.

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Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Pro forma Operating Results (*)

(unaudited)

	Three-Month Period Ended
	June 30, 2004				June 30, 2003
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
	(in thousands, except per share amounts)

Net revenues	$115,502	$—		$115,502	$107,293	$—		$107,293
Cost of revenues	65,134	—		65,134	61,479	—		61,479
Gross profit	50,368	—		50,368	45,814	—		45,814
Operating expenses:
Research and development	25,388	(769	)(a)	24,619	26,181	(1,226	)(a)	24,955
Selling, marketing and administrative	18,936	(36	)(a)	18,900	20,483	(144	)(a)	20,339
Amortization of acquisition-related intangible assets	2,929	(2,929	)(b)	—	4,824	(4,824	)(b)	—
Write-off of acquired in-process technology	3,000	(3,000)		—	3,649	(3,649)		—
Restructuring charges	819	(819)		—	348	(348)		—
Total operating expenses	51,072	(7,553)		43,519	55,485	(10,191)		45,294
Income (loss) from operations	(704)	7,553		6,849	(9,671)	10,191		520
Interest and other income	1,843	1,250	(c)	3,093	56,461	(48,790	)(d)	7,671
Interest expense	(1,122)	—		(1,122)	(3,198)	—		(3,198)
Income before provision for income taxes	17	8,803		8,820	43,592	(38,599)		4,993
Provision for income taxes	7	2,463	(e)	2,470	2,790	(1,392	)(e)	1,398
Net income	$10	$6,340		$6,350	$40,802	$(37,207)		$3,595

Net income per common share:
Basic	$0.00			$0.06	$0.38			$0.03
Diluted	$0.00			$0.06	$0.33			$0.03

Shares used in computing net income per share:
Basic	109,840	—		109,840	107,956	—		107,956
Diluted	111,536	—		111,536	127,901	(17,975	)(f)	109,926

(a)          Deferred compensation expense associated with the Platys acquisition.

(b)         Amortization of acquisition-related intangible assets related to the acquisitions of DPT, Platys, Eurologic, ICP vortex and Elipsan.

(c)          Legal settlement fee.

(d)         Gain of $49.3 million related to the settlement with the former president of DPT, loss of $0.8 million on redemption of 4 3/4% convertible notes, and realized gains of $0.3 million on investments.

(e)          Incremental income taxes associated with certain pro forma adjustments.

(f)            Anti-dilutive effect of 3% and 4 3/4% convertible notes.

(g)         Deferred compensation expense associated with the Platys acquisition and cash hire-on payments associated with the Elipsan acquisition.

(h)         Impairment of held-for-sale long-lived assets of $5.0 million, restructuring charges of $1.6 million and write-off of a minority investment of $1.0 million.

(i)             Loss on repurchase of 3% convertible notes.

(j)             Reversal of deferred tax asset valuation allowance of $21.6 million, reversal of certain liabilities for tax contingencies of $6.3 million and incremental income taxes associated with certain pro forma adjustments.

(k)          Anti-dilutive effect of 3% convertible notes.

(*)   To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use pro forma measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These pro forma measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the pro forma results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our core operating results.  In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these pro forma results are one of the primary indicators management uses for planning and forecasting of future periods. The pro forma information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Adaptec, Inc.

Summary Balance Sheet and Cash Flow Data

(unaudited)

Balance Sheet Data

	As of
	June 30, 2004	March 31, 2004	June 30, 2003
	(in thousands)

Cash, cash equivalents and marketable securities	$616,951	$663,854	$663,610
Accounts receivable, net	59,844	51,562	59,376
Inventories	55,011	48,888	30,757
Goodwill and other intangible assets	157,921	117,394	117,333
Other assets	165,015	169,406	179,602
Total assets	$1,054,742	$1,051,104	$1,050,678

Current liabilities	147,173	142,361	149,090
Convertible notes and other long-term obligations	263,624	263,852	256,102
Stockholders’ equity	643,945	644,891	645,486
Total liabilities and stockholders’ equity	$1,054,742	$1,051,104	$1,050,678

Cash Flow Data

	Three-Month Period Ended
	June 30, 2004	March 31, 2004	June 30, 2003
	(in thousands)

Net income	$10	$24,857	$40,802
Adjustments to reconcile net income to net cash provided by operations:
Non-cash P&L items:
Non-cash restructuring charges	109	—	—
Impairment of long-lived assets held for sale	—	4,977	—
Write-off of minority investment	—	1,000	—
Write-off of acquired in-process technology	3,000	4,000	3,649
Stock-based compensation related to Platys	805	819	1,271
Loss on extinguishment of debt	—	2,732	790
Non-cash portion of DPT settlement gain	—	—	(18,256)
Depreciation and amortization	10,342	11,358	12,550
Deferred income taxes	(25)	(18,707)	(2,435)
Other items	—	625	204
Changes in assets and liabilities	(6,060)	(4,893)	(408)
Net cash provided by operating activities	$8,181	$26,768	$38,167

Other significant cash flow activities:
Payments for business acquisitions, net of cash acquired	47,475	16,841	29,945
Payments of general holdback in connection with acquisition of Platys	—	3,394	—
Repurchase of 3% convertible notes	—	91,311	—
Redemption of 4 3/4% convertible notes	—	—	83,010

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Pro forma Operating Results (*)

(unaudited)

	Three-Month Period Ended March 31, 2004

	GAAP	Adjustments		Pro forma
	(in thousands, except per share amounts)

Net revenues	$121,280	$—		$121,280
Cost of revenues	71,351	—		71,351
Gross profit	49,929	—		49,929
Operating expenses:
Research and development	26,288	(1,049	)(g)	25,239
Selling, marketing and administrative	18,801	(58	)(g)	18,743
Amortization of acquisition-related intangible assets	2,614	(2,614	)(b)	—
Write-off of acquired in-process technology	4,000	(4,000)		—
Restructuring and other charges	7,586	(7,586	)(h)	—
Total operating expenses	59,289	(15,307)		43,982
Income (loss) from operations	(9,360)	15,307		5,947
Interest and other income	1,938	2,732	(i)	4,670
Interest expense	(1,414)	—		(1,414)
Income (loss) before provision for (benefit from) income taxes	(8,836)	18,039		9,203
Provision for (benefit from) income taxes	(33,693)	36,270	(j)	2,577
Net income	$24,857	$(18,231)		$6,626

Net income per common share:
Basic	$0.23			$0.06
Diluted	$0.22			$0.06

Shares used in computing net income per share:
Basic	109,400	—		109,400
Diluted	116,270	(4,703	)(k)	111,567

Please see the footnotes accompanying the Condensed Consolidated Statement of Operations for the three-month periods ended June 30, 2004 and 2003 for an explanation of the footnotes referred to in the table above.